[SEGEC AUDIT letterhead]


                                                               Exhibit 23.7


                         CONSENT OF SEGEC AUDIT


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of DIMON Incorporated for the registration of 5,524,104 shares of its common stock of our report May 22, 1997, for the years ended December 31, 1996, 1995 and 1994, with respect to the financial statements of Ste Colomber Bobines Europe, (not included separately therein) included in the Current Report on Form 8-K/A of DIMON Incorporated dated 16 June 1997 filed with the Securities and
Exchange Commission.


                                                SEGEC AUDIT

                                                Christophe MUTSCHLER-HABERT

                                                /s/ Christophe MUTSCHLER-HABERT
                                                --------------------------------

Reichstett, FRANCE
September 8, 1997